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                                                                    Exhibit 23.2

Accountants' Consent


Board of Directors
Health Management Systems, Inc.

We consent to the use of our report incorporated by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP

New York, New York
May 10, 1999